Exhibit 10.69

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 (this “Amendment”) to the Employment Agreement dated as of November 5, 2002 (the “Employment Agreement”), as amended by Amendment No. 1 to the Employment Agreement dated as of March 21, 2006 (“Amendment No. 1,” and together with the Employment Agreement and this Amendment No. 2, the “Agreement”), is made and entered into as of the 2nd day of November, 2007, by and between FTI Consulting, Inc., a Maryland corporation with its principal executive office in Baltimore, Maryland (“FTI”), and Theodore I. Pincus (“Executive”). FTI and its consolidated subsidiaries and affiliates constitute the “Company.”

W I T N E S S E T H:

WHEREAS, the Agreement provides that Executive shall be employed in the position of Executive Vice President and Chief Financial Officer of the Company; and

WHEREAS, the employment term pursuant to the Agreement is set to terminate on November 2, 2007; and

WHEREAS, the Company desires to extend the employment term of Executive pursuant to the Agreement in accordance with this Amendment; and

WHEREAS, the Executive desires to extend his employment term with the Company pursuant to this Amendment; and

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, Company and Executive hereby agree as follows:

1. Term of Employment. Section 2 of the Agreement be and hereby is revised to read in its entirety as follows:

“2. Term of Employment.

(a) Employment Term. Executive’s full-time employment under the Agreement unless otherwise terminated as provided in Section 9 will continue until December 31, 2007 (“Second Continuation Term”). The “Employment Term” as defined in the Agreement shall mean the Initial Term, all previous continuation terms and renewal terms thereof and this Second Continuation Term.”

2. Good Reason Resignation Rights. Executive hereby waives any right he might have otherwise had under Section 9(e) of the Agreement to resign for “Good Reason” based on the changes to the Agreement pursuant to this Amendment. This waiver in no way affects Executive’s right or entitlement to exercise “Good Reason” resignation rights under Section 9(e) of the Agreement based on other or future circumstances beyond those contemplated by this Amendment.

3. Affirmation. This Amendment is to be read and construed with the Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment, all remaining provisions, terms and conditions of the Agreement shall remain in full force and effect and shall be applicable to this Amendment with the same force and effect as if they were recited herein in full.

4. Defined Terms. All terms not herein defined shall have the meanings ascribed to them in the Agreement.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have signed this Amendment on the date first above written.

FTI CONSULTING, INC.

By:	/s/ DENNIS J. SHAUGHNESSY
Name:	Dennis J. Shaughnessy
Title:	Chairman of the Board

EXECUTIVE

By:	/s/ THEODORE I. PINCUS
Theodore I. Pincus

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